Exhibit 99.1
December 11, 2019

UNITED NATURAL FOODS, INC. REPORTS FIRST QUARTER FISCAL 2020 RESULTS

Providence, Rhode Island- December 11, 2019 -- United Natural Foods, Inc. (NYSE: UNFI) (the “Company” or “UNFI”) today reported financial results for the first quarter of fiscal 2020 (13 weeks) ended November 2, 2019.

First Quarter Fiscal 2020 Highlights

•	Net Sales Increased to $6.0 billion, including an incremental $3.1 billion from SUPERVALU

•	Re-affirms guidance for full year net sales, Adjusted EPS, and Adjusted EBITDA

•	Balance sheet reflects addition of approximately $1 billion in operating lease assets and liabilities as UNFI adopts new lease accounting standard (ASC 842)

•	GAAP results reflect non-cash goodwill and asset impairment charge

“We entered the new fiscal year operating with an unmatched geographic footprint, the largest variety of products and services in the industry and the critical scale needed to succeed over the long term. We delivered first quarter results in-line with our expectations and are pleased to reaffirm our fiscal 2020 outlook for net sales, Adjusted EBITDA and Adjusted EPS,” said Steven L. Spinner, Chairman and Chief Executive Officer. “We remain confident that UNFI is well-positioned today and for the future to deliver an industry-leading and sustainable supply chain platform for all customer channels. As we look to the remainder of fiscal 2020, we are committed to converting our sales momentum into improved earnings and cash flow.”

	13-Week Period Ended
($ in thousands, except per share data)	November 2, 2019	October 27, 2018	Change
Net Sales	$6,019,585	$2,868,156	$3,151,429
Net Loss(1)	$(383,927)	$(19,294)	$(364,633)
Adjusted EBITDA(2)	$121,694	$86,194	$35,500
Net Loss Per Diluted Share (EPS)(1)	$(7.21)	$(0.38)	$(6.83)
Adjusted Earnings Per Diluted Share (EPS)(2)	$0.12	$0.59	$(0.47)

(1)	Includes the pre-tax effect of goodwill and asset impairment charges of $425.4 million.

(2)	Please refer to the tables in this press release for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with U.S. GAAP.

First Quarter Fiscal 2020 Summary

Net sales from continuing operations by customer channel for the first quarter of fiscal 2020 compared to the first quarter of fiscal 2019 were as follows ($ in millions):

			13-Week Period Ended
Customer Channel (1)	Total % Growth	Legacy UNFI % Growth	November 2, 2019	October 27, 2018
Supermarkets	305.3%	3.6%	$3,769	$930
Supernatural	8.2%	8.2%	1,111	1,027
Independents	13.6%	(2.3)%	758	667
Other	56.1%	(9.0)%	381	244
Total	109.9%	2.8%	$6,019	$2,868

(1)
During the first quarter of fiscal 2020, the presentation of net sales by customer channel was adjusted to reflect reclassification of customer types resulting from management’s determination that a customer serviced by both Supervalu and legacy UNFI should be classified as a Supermarket customer given that customer’s operations. In addition, during the second quarter of fiscal 2019, net sales attributable to Supervalu was incorporated into the Company’s definition of sales by customer channel. There was no impact to the Condensed Consolidated Statements of Operations as a result of the reclassification of customer types. As a result of these adjustments, net sales to the Company’s Supermarkets channel for the first quarter of fiscal 2019 increased approximately $223 million compared to the previously reported amounts, while net sales to our Other channel increased approximately $1 million with an offsetting elimination of the Supervalu customer channel.

Gross margin for the first quarter of fiscal 2020 was 12.81% of net sales compared to 14.38% of net sales for the first quarter of fiscal 2019, which included a $1.8 million, or 0.06% of net sales, inventory fair value adjustment related to the Supervalu acquisition. The decline in the gross margin rate was primarily driven by the addition of SUPERVALU at a lower gross profit rate.

Operating expenses in the first quarter of fiscal 2020 were $775.4 million and included charges of $12.5 million related to customer notes receivable, surplus property expense of $3.6 million, and legal reserve charge of $1.9 million. When excluding these items, operating expenses were $757.5 million, or 12.58% of net sales, compared to $363.2 million, or 12.66% of net sales for the first quarter of fiscal 2019. The decrease in operating expenses as a percent of net sales (after adjusting for the items above) was driven by the addition of SUPERVALU at a lower operating expense rate and the benefit of cost synergies from the SUPERVALU acquisition, both of which were partially offset by higher depreciation and amortization expense.

Goodwill and asset impairment charges were $425.4 million in the first quarter of fiscal 2020 primarily reflecting the remaining goodwill attributable to the U.S. Wholesale reporting unit.

Restructuring, acquisition and integration related expenses in the first quarter of fiscal 2020 were $14.3 million, including costs and charges related to the disposal of surplus real estate, distribution network consolidation, and employee-related costs.

Operating (loss) income was $(444.0) million in the first quarter of fiscal 2020 and included goodwill and asset impairment charges of $425.4 million; restructuring, acquisition and integration related expenses of $14.3 million; customer notes receivable charges of $12.5 million; closed property expense of $3.6 million, and legal reserve charge of $1.9 million. When excluding these items, operating income was $13.6 million, or 0.23% of net sales, in the first quarter of fiscal 2020. Operating loss in the first quarter of fiscal 2019 was $(18.8) million and included restructuring, acquisition and integration related expenses of $68.0 million and a fair value inventory adjustment charge associated with the purchase of SUPERVALU of $1.8 million. When excluding these items, operating income for the first quarter of fiscal 2019 was $51.0 million, or 1.78% of net sales. The decrease in adjusted operating income, as a percent of net sales, was driven by lower gross margins, as a percent of net sales, and higher depreciation and amortization expense both resulting from the SUPERVALU acquisition, as a percent of net sales.

Interest expense, net for the first quarter of fiscal 2020 was $49.5 million. Interest expense for the first quarter of fiscal 2019 was $7.5 million. The increase in interest expense, net was driven by an increase in debt outstanding due to the SUPERVALU acquisition financing.

Effective tax rate for continuing operations for the first quarter of fiscal 2020 was 15.3% compared to 16.6% for the first quarter of fiscal 2019. The first quarter effective tax rate for both fiscal years reflects a tax benefit based on consolidated pre-tax loss from continuing operations. The change in the effective tax rate for the quarter was primarily driven by the impact of the goodwill impairment charge.

Net loss for the first quarter of fiscal 2020 was $(383.9) million, including $25.0 million of income related to discontinued operations, compared to $(19.3) million for the first quarter of fiscal 2019. The decrease in net income was primarily the result of the goodwill and asset impairment charges, higher depreciation and amortization expense, and higher interest expense, partially offset by lower restructuring, acquisition, and integration expenses and the benefit of higher net income from discontinued operations.

Net Loss Per Diluted Share (EPS) was $(7.21) for the first quarter of fiscal 2020 compared to $(0.38) for the first quarter of fiscal 2019. Adjusted EPS was $0.12 for the first quarter of fiscal 2020 compared to adjusted EPS of $0.59 in the first quarter of fiscal 2019, reflecting higher interest expense and lower operating income, offset in part by net income from discontinued operations. The income tax rate used for adjusted EPS represents a forecasted rate for the full year. Beginning in fiscal 2020, in calculating adjusted EPS, the Company uses an adjusted effective tax rate. See footnotes in the reconciliation tables below for more information.

Adjusted EBITDA for the first quarter of fiscal 2020 was $121.7 million compared to $86.2 million for the first quarter of fiscal 2019. The increase was predominantly driven by the addition of SUPERVALU.

Total Outstanding Debt, net of cash, increased in the first quarter of fiscal 2020 (compared to the fourth quarter of fiscal 2019) due to an increase in working capital to support the holiday selling period. The Company expects this increase in working capital to reverse by the end of the second quarter.

Fiscal 2020 Outlook (1)

Fiscal Year Ending August 1, 2020
Net Sales ($ in billions)	$23.5 - $24.3
Net Income ($ in millions)	$(353) - $(324)
Loss Per Share (EPS)	$(6.60) - $(6.06)
Adjusted Earnings Per Diluted Share (EPS) (2) (3)	$1.22 - $1.76
Adjusted EBITDA(3) ($ in millions)	$560 - $600

(1)
The outlook provided above is for fiscal 2020. This outlook is forward-looking, is based on management's current estimates and expectations and is subject to a number of risks, including many that are outside of management's control.  See cautionary language below.

(2)
Beginning with periods ending after August 3, 2019, the Company is using an adjusted effective tax rate in calculating Adjusted EPS. The adjusted effective tax rate will be calculated based on adjusted net income before tax. It will also exclude the potential impact of changes to uncertain tax positions, valuation allowances, stock compensation accounting (ASU 2016-09) and discrete GAAP tax items which could impact the comparability of the operational effective tax rate. This change is reflected in the Company’s outlook for Adjusted EPS for fiscal 2020. The Company believes using this adjusted effective tax rate will provide better consistency across the interim reporting periods since each of these discrete items can cause volatility in the GAAP tax rate that is not indicative of the underlying ongoing operations of the Company. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company’s effective tax rate on ongoing operations.

(3)	Please refer to the tables in this press release for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Conference Call and Webcast
The Company’s first quarter fiscal 2020 conference call and audio webcast will be held today, Wednesday, December 11, 2019 at 8:30 a.m. ET. A webcast of the conference call (and supplemental materials) will be available to the public, on a listen only basis, via the internet at the Investors section of the Company’s website www.unfi.com. An online archive of the webcast (and supplemental materials) will be available for 120 days.

About United Natural Foods
(NOTE: On October 22, 2018, UNFI completed the acquisition of SUPERVALU INC.)

UNFI is North America’s premier food wholesaler delivering the widest variety of products to customer locations throughout North America including natural product superstores, independent retailers, conventional supermarket chains, ecommerce retailers, and food service customers. By providing this deeper ‘full-store’ selection and compelling brands for every aisle, UNFI is uniquely positioned to deliver great food, more choices, and fresh thinking to customers everywhere. Combined with SUPERVALU, UNFI is the largest publicly-traded grocery distributor in America. To learn more about how UNFI is Moving Food Forward, visit www.unfi.com.

INVESTOR CONTACT:
Steve Bloomquist
Vice President, Investor Relations
952-828-4144

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements are described in the Company’s filings under the Securities Exchange Act of 1934, as amended, including its annual report on Form 10-K for the period ended August 3, 2019 filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2019 and other filings the Company makes with the SEC, and include, but are not limited to, the Company’s dependence on principal customers; the potential for additional asset impairment charges; the Company’s sensitivity to general economic conditions including changes in disposable income levels and consumer spending trends; the Company’s ability to realize anticipated benefits of its acquisitions and dispositions, in particular, its acquisition of SUPERVALU; the possibility that restructuring, asset impairment, and other charges and costs we may incur in connection with the sale or closure of our retail operations will exceed our current expectations; the Company’s reliance on the continued growth in sales of higher margin natural and organic foods and non-food products in comparison to lower margin conventional grocery products; increased competition in the Company’s industry as a result of increased distribution of natural, organic and specialty products and direct distribution of those products by large retailers and online distributors; increased competition as a result of continuing consolidation of retailers in the natural product industry and the growth of supernatural chains; the Company’s ability to timely and successfully deploy its warehouse management system throughout its distribution centers and its transportation management system across the Company and to achieve efficiencies and cost savings from these efforts; the addition or loss of significant customers or material changes to the Company’s relationships with these customers; volatility in fuel costs; volatility in foreign exchange rates; the Company’s sensitivity to inflationary and deflationary pressures; the relatively low margins and economic sensitivity of the Company’s business; the potential for disruptions in the Company’s supply chain by circumstances beyond its control; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; moderated supplier promotional activity, including decreased forward buying opportunities; and union-organizing activities that could cause labor relations difficulties and increased costs, and our ability to identify and successfully complete asset or business acquisitions. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any estimates of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These estimates are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced estimates, but it is not obligated to do so.

Non-GAAP Financial Measures: To supplement the financial information presented on a U.S. generally accepted accounting principles (“GAAP”) basis, the Company has included in this press release non-GAAP financial measures for adjusted EBITDA, adjusted earnings per diluted common share, and adjusted effective tax rate. The measure adjusted earnings per diluted common share excludes goodwill and asset impairment benefits and charges, restructuring, acquisition, and integration related expenses, note receivable charges, closed property depreciation and interest, loss on debt extinguishment and interest on SUPERVALU’s senior notes during their mandatory redemption period, inventory fair value adjustment expense related to the acquisition of SUPERVALU, a legal reserve adjustment, discontinued operations store closures and other charges, net, the impact of diluted shares and the tax impact of adjustments, which tax impact for fiscal 2020 outlook is calculated using the adjusted effective tax rate. The non-GAAP measure adjusted EBITDA is defined as a consolidated measure inclusive of continuing and discontinued operations results, which we reconcile by adding Net (loss) income from continuing operations, plus Total other expense, net and (Benefit) provision for income taxes, plus Depreciation and amortization calculated in accordance with GAAP, plus non-GAAP adjustments for Share-based compensation, Restructuring, acquisition and integration related expenses, goodwill and asset impairment charges, certain legal charges and gains, certain other non-cash charges or items, as determined by management, plus Adjusted EBITDA of discontinued operations calculated in manner consistent with the results of continuing operations outlined above. The non-GAAP adjusted effective tax rate excludes the potential impact of changes to various uncertain tax positions and valuation allowances, as well as stock compensation accounting (ASU 2016-09).

The reconciliation of these non-GAAP financial measures to their comparable GAAP financial measures are presented in the tables appearing below. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. The Company believes that presenting non-GAAP financial measures aids in making period-to-period comparisons, assessing the underlying operating performance of the Company and understanding core business trends, and is a meaningful indication of its actual and estimated operating performance. The Company currently expects to continue to exclude the items listed above from non-GAAP financial measures and may also exclude other items that may arise.

Management utilizes and plans to utilize these non-GAAP financial measures to compare the Company’s operating performance during the 2020 fiscal year to the comparable periods in the 2019 fiscal year and to internally prepared projections.

UNITED NATURAL FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except for per share data)

	13-Week Period Ended
	November 2, 2019	October 27, 2018
Net sales	$6,019,585	$2,868,156
Cost of sales	5,248,543	2,455,825
Gross profit	771,042	412,331
Operating expenses	775,414	363,165
Goodwill and asset impairment charges	425,405	—
Restructuring, acquisition and integration related expenses	14,250	68,004
Operating loss	(444,027)	(18,838)
Other expense (income):
Net periodic benefit income, excluding service cost	(11,384)	(844)
Interest expense, net	49,518	7,525
Other, net	(46)	97
Total other expense, net	38,088	6,778
Loss from continuing operations before income taxes	(482,115)	(25,616)
Benefit for income taxes	(73,753)	(4,255)
Net loss from continuing operations	(408,362)	(21,361)
Income from discontinued operations, net of tax	24,954	2,070
Net loss including noncontrolling interests	(383,408)	(19,291)
Less net income attributable to noncontrolling interests	(519)	(3)
Net loss attributable to United Natural Foods, Inc.	$(383,927)	$(19,294)

Basic (loss) earnings per share:
Continuing operations	$(7.67)	$(0.42)
Discontinued operations	$0.46	$0.04
Basic loss per share	$(7.21)	$(0.38)
Diluted (loss) earnings per share:
Continuing operations	$(7.67)	$(0.42)
Discontinued operations	$0.46	$0.04
Diluted loss per share	$(7.21)	$(0.38)
Weighted average shares outstanding:
Basic	53,213	50,583
Diluted	53,213	50,583

UNITED NATURAL FOODS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands, except for per share data)

	November 2, 2019	August 3, 2019
ASSETS
Cash and cash equivalents	$39,758	$42,350
Accounts receivable, net	1,136,924	1,065,699
Inventories	2,324,979	2,089,416
Prepaid expenses and other current assets	192,463	226,727
Current assets of discontinued operations	155,883	143,729
Total current assets	3,850,007	3,567,921
Property and equipment, net	1,494,309	1,639,259
Operating lease assets	1,051,128	—
Goodwill	19,791	442,256
Intangible assets, net	999,586	1,041,058
Deferred income taxes	98,768	31,087
Other assets	106,038	107,319
Long-term assets of discontinued operations	343,892	352,065
Total assets	$7,963,519	$7,180,965
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$1,606,470	$1,476,857
Accrued expenses and other current liabilities	246,563	249,426
Accrued compensation and benefits	164,605	148,296
Current portion of operating lease liabilities	127,327	—
Current portion of long-term debt and finance lease liabilities	34,458	112,103
Current liabilities of discontinued operations	100,878	122,265
Total current liabilities	2,280,301	2,108,947
Long-term debt	3,051,238	2,819,050
Long-term operating lease liabilities	949,978	—
Long-term finance lease liabilities	68,682	108,208
Pension and other postretirement benefit obligations	220,550	237,266
Deferred income taxes	1,047	1,042
Other long-term liabilities	267,080	393,595
Long-term liabilities of discontinued operations	1,403	1,923
Total liabilities	6,840,279	5,670,031
Stockholders’ equity:
Preferred stock, $0.01 par value, authorized 5,000 shares; none issued or outstanding	—	—
Common stock, $0.01 par value, authorized 100,000 shares; 54,121 shares issued and 53,506 shares outstanding at November 2, 2019; 53,501 shares issued and 52,886 shares outstanding at August 3, 2019	541	535
Additional paid-in capital	532,958	530,801
Treasury stock at cost	(24,231)	(24,231)
Accumulated other comprehensive loss	(111,691)	(108,953)
Retained earnings	728,979	1,115,519
Total United Natural Foods, Inc. stockholders’ equity	1,126,556	1,513,671
Noncontrolling interests	(3,316)	(2,737)
Total stockholders' equity	1,123,240	1,510,934
Total liabilities and stockholders’ equity	$7,963,519	$7,180,965

UNITED NATURAL FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	13-Week Period Ended
(In thousands)	November 2, 2019	October 27, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss including noncontrolling interests	$(383,408)	$(19,291)
Income from discontinued operations, net of tax	24,954	2,070
Net loss from continuing operations	(408,362)	(21,361)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	75,141	24,793
Share-based compensation	1,247	8,089
(Gain) loss on disposition of assets	(1,308)	6
Closed property and other restructuring charges	4,969	412
Goodwill and asset impairment charges	425,405	—
Net pension and other postretirement benefit income	(11,370)	(844)
Deferred income tax (benefit) expense	(62,560)	1,214
LIFO charge	6,546	—
Provision for doubtful accounts	13,098	3,037
Loss on debt extinguishment	73	1,114
Non-cash interest expense	3,833	345
Changes in operating assets and liabilities, net of acquired businesses	(182,257)	(118,124)
Net cash used in operating activities of continuing operations	(135,545)	(101,319)
Net cash provided by (used in) operating activities of discontinued operations	676	(5,701)
Net cash used in operating activities	(134,869)	(107,020)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(41,122)	(16,381)
Purchases of acquired businesses, net of cash acquired	—	(2,273,829)
Proceeds from dispositions of assets	1,605	149,529
Payments for long-term investment	(162)	(110)
Payments of company owned life insurance premiums	(1,204)	—
Net cash used in investing activities of continuing operations	(40,883)	(2,140,791)
Net cash provided by (used in) investing activities of discontinued operations	17,002	(89)
Net cash used in investing activities	(23,881)	(2,140,880)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings of long-term debt	2,050	1,905,547
Proceeds from borrowings under revolving credit line	1,338,446	1,805,300
Repayments of borrowings under revolving credit line	(1,100,746)	(688,000)
Repayments of long-term debt and finance leases	(83,510)	(110,000)
Proceeds from the issuance of common stock and exercise of stock options	1,735	118
Payment of employee restricted stock tax withholdings	(819)	(3,126)
Payments for debt issuance costs	—	(60,309)
Net cash provided by financing activities of continuing operations	157,156	2,849,530
Net cash used in financing activities of discontinued operations	(1,060)	—
Net cash provided by financing activities	156,096	2,849,530
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(10)	(49)
NET INCREASE IN CASH AND CASH EQUIVALENTS	(2,664)	601,581
Cash and cash equivalents, at beginning of period	45,267	23,315
Cash and cash equivalents, including restricted cash at end of period	42,603	624,896
Less: cash and cash equivalents of discontinued operations	(2,845)	(4,633)
Cash and cash equivalents including restricted cash of continuing operations	$39,758	$620,263
Supplemental disclosures of cash flow information:
Cash paid for interest	$49,296	$7,325
Cash (refunds) payments for federal and state income taxes, net	$(28,874)	$462

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
UNITED NATURAL FOODS, INC.

Reconciliation of Net loss per Diluted Common Share to Adjusted Net income per Diluted Common Share (unaudited)

	13-Week Period Ended
	November 2, 2019	October 27, 2018
Net loss attributable to UNFI per diluted common share	$(7.21)	$(0.38)
Goodwill and asset impairment charges(1)	7.99	—
Restructuring, acquisition and integration related expenses(2)	0.27	1.34
Note receivable charges(3)	0.24	—
Surplus property depreciation and interest expense(4)	0.08	—
Loss on debt extinguishment(5)	—	0.02
Interest expense on senior notes(6)	—	0.01
Inventory fair value adjustment(7)	—	0.04
Legal reserve charge(8)	0.03	—
Discontinued operations store closures and other charges, net(9)	0.01	—
Tax impact of adjustments and adjusted effective tax rate(10)	(1.29)	(0.43)
Impact of diluted shares(11)	—	(0.01)
Adjusted net income per diluted common share(10)	$0.12	$0.59

(1)
Reflects a goodwill impairment charge attributable to a reorganization of our reporting units and a sustained decrease in market capitalization and enterprise value of the Company, resulting in a decline in the estimated fair value of the U.S. Wholesale reporting unit. In addition, this charge includes a goodwill finalization charge attributable to the SUPERVALU acquisition and an asset impairment charge.

(2)
Fiscal 2020 primarily reflects closed property reserve charges and administrative and operational restructuring costs. Fiscal 2019 primarily reflects expenses resulting from the acquisition of SUPERVALU and acquisition and integration expenses, including employee-related costs.

(3)	Reflects reserves and charges for notes receivable issued by the SUPERVALU business prior to its acquisition to finance the purchase of stores by its customers.

(4)
Reflects surplus, non-operating property depreciation and interest expense, including accelerated depreciation related to a location we are recognizing a gain on included in Restructuring, acquisition and integration related expenses.

(5)
Reflects non-cash charges related to the acceleration of unamortized debt issuance costs due to term loan prepayments and extinguishment charges from the Company’s term loan, which was in place prior to the acquisition of SUPERVALU.

(6)	Interest expense recorded on the SUPERVALU senior notes in the mandatory 30-day redemption notice period.

(7)	Reflects a non-cash charge related to the step-up in inventory values as part of purchase accounting.

(8)	Reflects a charge to settle a legal proceeding and a charge related to our assessment of legal proceedings.

(9)	Amounts represent store closure charges and costs, and inventory charges related to discontinued operations.

(10)
Represents the tax effect of the pre-tax adjustments and beginning in the first quarter of fiscal 2020 an adjustment to utilize an adjusted effective tax rate to calculate Adjusted EPS. The adjusted effective tax rate is calculated based on adjusted net income before tax, and its impact reflects the exclusion of changes to uncertain tax positions, valuation allowances, tax impacts related to the exercise of share-based compensation awards and discrete GAAP tax items which could impact the comparability of the operational effective tax rate. The Company believes using this adjusted effective tax rate will provide better consistency across the interim reporting periods since each of these discrete items can cause volatility in the GAAP tax rate that is not indicative of the true operations of the Company. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company’s effective tax rate on ongoing operations. For the first quarter of fiscal 2020, the use of the adjusted effective tax rate to calculate Adjusted EPS did not affect the Adjusted EPS of $0.12. If the Company had utilized an adjusted effective tax rate in calculating Adjusted EPS in the first quarter of fiscal 2019, the tax impact of adjustments and adjusted effective tax rate would have been ($0.34) per diluted share and Adjusted EPS would have been $0.68 per diluted share.

(11)	The computation of diluted earnings per share is calculated using diluted weighted average shares outstanding, which includes the net effect of dilutive stock awards.

Reconciliation of Net loss from continuing operations and Income from discontinued operations, net of tax to Adjusted EBITDA (unaudited)

	13-Week Period Ended
(in thousands)	November 2, 2019	October 27, 2018
Net loss from continuing operations	$(408,362)	$(21,361)
Adjustments to continuing operations net loss:
Total other expense, net	38,088	6,778
Benefit for income taxes	(73,753)	(4,255)
Depreciation and amortization	75,141	24,793
Share-based compensation	3,672	8,089
Restructuring, acquisition and integration related expenses	14,250	68,004
Goodwill and asset impairment charges	425,405	—
Note receivable charges	12,516	—
Inventory fair value adjustment	—	1,819
Legal reserve charge	1,850	—
Adjusted EBITDA of discontinued operations(1)(2)	32,887	2,327
Adjusted EBITDA	$121,694	$86,194

Income from discontinued operations, net of tax(1)(2)	$24,954	$2,070
Adjustments to discontinued operations net income:
Less net income attributable to noncontrolling interests	(519)	(3)
Total other expense, net	(1,091)	(249)
Provision for income taxes	8,090	749
Other expense (income)	—	(140)
Share-based compensation	253	—
Restructuring, store closure and other charges, net(3)	1,200	(100)
Adjusted EBITDA of discontinued operations(1)(2)	$32,887	$2,327

(1)
In the third quarter of fiscal 2019, UNFI expanded its GAAP reconciliations to provide additional supplemental information regarding its adjustments within discontinued operations to arrive at the consolidated measure of Adjusted EBITDA. Previously, these line items were presented together as Net (loss) income attributable to United Natural Foods, Inc. These lines have been separated to provide for a separate presentation of the adjustments included within Adjusted EBITDA related to discontinued operations. This additional information had no impact on the previously presented calculation and definition of Adjusted EBITDA. For additional information regarding our discontinued operations, refer to UNFI’s Annual Report on Form 10-K for the year ended August 3, 2019.

(2)
Adjusted EBITDA of discontinued operations excludes $12.5 million of operating lease rent expense for the first quarter of fiscal 2020 related to stores within discontinued operations, but for which GAAP requires the expense to be included within continuing operations, as we expect to remain primarily obligated under these leases. Due to these GAAP requirements to show rent expense, along with other administrative expenses of discontinued operations within continuing operations, UNFI believes the inclusion of discontinued operations results within Adjusted EBITDA provides UNFI and investors a meaningful measure of performance.

(3)	Amounts represent store closure charges and costs, and operational wind-down and inventory charges related to discontinued operations.

Reconciliation of 2020 Guidance for Estimated Net Loss per diluted Common Share to
Estimated Non-GAAP Adjusted Net Income per diluted Common Share (unaudited)

	Fiscal Year Ending August 1, 2020
	Low Range	High Range
Net loss attributable to United Natural Foods, Inc. per diluted common share	$(6.60)	$(6.06)
Goodwill and asset impairment charges	7.99	7.99
Restructuring, acquisition and integration related costs	1.05	1.05
Note receivable charges	0.24	0.24
Closed property depreciation and interest expense	0.08	0.08
Legal reserve charge	0.03	0.03
Discontinued operations store closures and other charges, net	0.01	0.01
Tax impact of adjustments and adjusted effective tax rate(3)	(1.58)	(1.58)
Adjusted net income per diluted common share(1)(2)	$1.22	$1.76

(1)
Fiscal year ending August 1, 2020 Adjusted net income per diluted common share includes results reflected in our discontinued operations related to a full year of operations of a certain retail business. Management expects to divest that retail business during fiscal 2020 and will update guidance accordingly.

(2)
The estimated adjusted effective tax rate excludes the potential impact of changes in uncertain tax positions, tax impacts related to ASU 2006-09 regarding stock compensation and valuation allowances. Refer to the below reconciliation for adjusted effective tax rate.

(3)	The impact of the adjusted effective tax rate represents approximately $(0.35) of the $(1.58).

Reconciliation of 2020 Guidance for Net loss Attributable to United Natural Foods, Inc. to Adjusted EBITDA (unaudited)

	Fiscal Year Ending August 1, 2020
(in thousands)	Low Range	Estimate	High Range
Net loss attributable to United Natural Foods, Inc.	$(353,000)		$(324,000)
Benefit for income taxes	(52,000)		(41,000)
Restructuring, acquisition and integration related costs(1)		56,000
Note receivable charges		13,000
Legal reserve charge		2,000
Discontinued operations store closures and other charges, net		1,000
Goodwill and asset impairment charges		425,000
Net interest expense		196,000
Total other (income) expense, net		(2,000)
Depreciation and amortization		268,000
Share-based compensation		48,000
Net periodic benefit income, excluding service costs		(42,000)
Adjusted EBITDA(2)	$560,000		$600,000

(1)	Excludes potential costs and charges associated with divestitures of retail banners.

(2)
Fiscal year ending August 1, 2020 Adjusted EBITDA includes results reflected in our Discontinued Operations related to a full year of operations of a certain retail business. Management expects to divest that retail business during fiscal 2020 which could impact guidance.

Reconciliation of Estimated 2020 and Actual 2020 U.S. GAAP Effective Tax Rate to Adjusted Tax Rate (unaudited)

	Estimated Fiscal 2020	Actual Fiscal 2019
U.S. GAAP Effective Tax Rate	12%	18%
Discrete quarterly recognition of GAAP items(1)	1%	(2)%
Tax impact of other charges and adjustments(2)	1%	—%
Changes in valuation allowances(3)	(1)%	—%
Impact of Goodwill Impairment	15%	11%
Other	1%	—%
Adjusted Effective Tax Rate	29%	27%
Note: As part of the year-end reconciliation, we will update the reconciliation of the GAAP effective tax rate for actual results.

(1)	Reflects changes in tax laws, uncertain tax positions, the tax impacts related to the exercise of share-based compensation awards and any prior-year audit adjustments.

(2)	Reflects the tax impact of pre-tax adjustments that are excluded from pre-tax income when calculating adjusted earnings per share.

(3)	Reflects changes in valuation allowances related to changes in judgment regarding the realizability of deferred tax assets or current year operations.